CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the following series of Schwab Strategic Trust: Schwab International Dividend Equity ETF, Schwab International Equity ETF, Schwab International Small-Cap Equity ETF, Schwab Emerging Markets Equity ETF, Schwab U.S. Broad Market ETF, Schwab 1000 Index ETF, Schwab U.S. Large-Cap ETF, Schwab U.S. Large-Cap Growth ETF, Schwab U.S. Large-Cap Value ETF, Schwab U.S. Mid-Cap ETF, Schwab U.S. Small-Cap ETF, Schwab U.S. Dividend Equity ETF, Schwab High Yield Bond ETF and Schwab Mortgage-Backed Securities ETF (the “Funds”) on Form N-CSR for the period ended August 31, 2026 (“periodic report”), each of the undersigned, being the Principal Executive Officer and Principal Financial Officer, respectively, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Funds for the period presented therein.

/s/ Omar Aguilar	Date: October 19, 2026
Omar Aguilar
Principal Executive Officer (Chief Executive Officer)

/s/ Dana Smith	Date: October 19, 2026
Dana Smith
Principal Financial Officer (Chief Financial Officer)

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Form N-CSR with the Commission.